U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

AMERICAN INTERNATIONAL VENTURES, INC.

(Name of Small Business Issuer in its charter)

Delaware                            000-30368              22-3489463

(State of                      Commission File No.        (I.R.S. Employer

Incorporation)                                                         I.D. Number)

260 Garibaldi Avenue, Lodi, New Jersey             07644

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number (973) 335-4400

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Item 7. Exhibits.

    Exhibit Number                Description

        99.1                 Press release of May 11, 2004

Item 9. Regulation FD Disclosure.

The Registrant has issued the press release which is attached as Exhibit 99.1 on May 11, 2004.

Note: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ James K. Duff                                       May 14, 2004

James K. Duff

President

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